Exhibit (d)

SPECIMEN CERTIFICATE ONLY


CERTIFICATE                                                         NUMBER OF
  NUMBER                                                             SHARES
_________                                                          __________

              EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND I
          Organized Under the Laws of The Commonwealth of Massachusetts
                                  Common Shares
                            $.01 Par Value Per Share

                                                        Cusip No. ______________


         This certifies that ________________________________ is the owner of
________ fully paid and non-assessable shares of Common Shares, $.01 par value per share, of Eaton Vance Insured California Municipal Bond Fund I (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this __________ day of ____________ A.D. 2002.

INVESTORS BANK & TRUST COMPANY              EATON VANCE INSURED CALIFORNIA
                                            MUNICIPAL BOND FUND I
As Transfer Agent and Registrar


By:____________________________             By:____________________________
     Authorized Signature                   President

                                            Attest: _______________________
                                            Secretary


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         FOR VALUE RECEIVED,  __________________________________ hereby sells, assigns and transfers unto  ____________________________  Shares represented by
this Certificate,  and  do  hereby irrevocably constitute   and   appoint
_________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises. Dated ______________________________, ________________
In presence of
____________________________________      ____________________________________

Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.